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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                 DATE OF REPORT
                                 January 1, 2001
                        (Date of earliest event reported)

                        COMMISSION FILE NUMBER 34-0-22164

                            RFS HOTEL INVESTORS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                TENNESSEE                                  62-1534743
     (State or other Jurisdiction of                    (I.R.S. employer
     Incorporation or Organization)                   identification no.)
  850 Ridge Lake Boulevard, Suite 220,                   (901) 767-7005
            Memphis, TN 38120                    (Registrant's Telephone Number
(Address of Principal Executive Offices)              Including Area Code)
               (Zip Code)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On January 1, 2001, RFS Hotel Investors, Inc., a Tennessee corporation, (the "Company") terminated its operating lease and management contract relationships with Hilton Hotels Corporation ("Hilton") for approximately $60 million. In connection with the termination of the leases, the Company purchased 973,684 shares of the Company's convertible preferred stock (Series A Preferred Stock) owned by Hilton for approximately $13 million.

The $73 million in payments to Hilton were financed as follows:

         -        Sale of two hotels during 2000 for proceeds of $25 million;
         - Placement, with Banc of America Mortgage Capital Corporation, of a new issue of $25 million of non-convertible, preferred stock with a 12.5% dividend; and
         - Approximately $23 million borrowed under the Company's line of credit

Under the REIT Modernization Act, which became effective January 1, 2001, the Company is permitted to lease its hotels to wholly-owned subsidiaries, provided that the subsidiary lessees engage a third-party management company to manage the hotels. The Company announced, on November 29, 2000, that simultaneous with entering into the new leases, the newly-formed lessee subsidiaries of RFS would enter into new management contracts with Flagstone Hospitality Management Company (Flagstone). Flagstone is a newly-formed company jointly owned by Angie Mock, its CEO and formerly Executive Vice President of the Company, and MeriStar Hotels and Resorts, the nation's largest hotel management company. Flagstone has employed substantially all of the former employees of the subsidiary of Hilton, which previously managed the hotels. Effective January 1, 2001, Flagstone will manage 53 of the Company's 60 hotels and the remaining seven hotels will be managed by four other third-party management companies. Only five of the Company's hotels will be operated under long-term leases with third parties.

The $60 million payment represents the cancellation of an executory contract and has been expensed on January 1, 2001. The Company recognized as income approximately $5 million on the re-purchase of the Series A Preferred Stock.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of Business Acquired

Even though the $60 million payment will be expensed, pursuant to Rules 3-05 and 11-01(d) of Regulation S-X, the transaction constitutes an acquisition of a business subject to the reporting requirements of Item 2, Acquisition or Disposition of Assets. Financial statements of the acquired business required by this item are not included in this initial report on Form 8-K. Such financial statements will be filed by amendment to this report on Form 8-K as soon as they are available, but in no event later than sixty (60) days after the date of this initial report.

         (b)      Pro Forma Financial Information

Pro forma financial information of the acquired business required by this item is not included in this initial report on Form 8-K. Such pro forma financial information will be filed by amendment to this report on Form 8-K as soon as they are available, but in no event later than sixty (60) days after the date of this initial report.


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         (c)      Exhibits

3.1 Articles of Amendment to the Second Amended and Restated Charter of RFS Hotel Investors, Inc. Designating and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock.

10.1 Form of Percentage Lease between RFS Partnership, L.P. and RFS Leasing II-VII, Inc., as applicable.

10.2 Form of Management Agreement between Flagstone Hospitality Management LLC and RFS Leasing II-VII, Inc., as applicable.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                             RFS HOTEL INVESTORS, INC.
Dated as of January 16, 2001
                                             By:   Kevin M. Luebbers

                                               /s/ Kevin M. Luebbers
                                             ----------------------------------

                                             Its: Executive Vice President &
                                                  Chief Financial Officer